Exhibit 99.1
PFSweb Reports Third Quarter 2021 Results

Q3 results provide further insight into strong 2021 performance
Regains compliance with NASDAQ listing requirements
Strategic review process remains ongoing
Company nears completion of work with G2 Capital Advisors to continue optimizing business structure

ALLEN, Texas – March 10, 2022 – PFS (NASDAQ: PFSW) (the “Company"), a premier eCommerce order fulfillment provider, today reported results for the third quarter ended September 30, 2021. The results had been delayed as a result of the complex tax implications and labor-intensive closing process associated with the sale of the LiveArea global business to Merkle for approximately $250 million in gross proceeds, which was completed on August 25, 2021, and the required financial reporting and accounting segmentation of previously commingled business entities. The delay was not related to any historical issues with PFSweb’s accounting practices or fundamental business.

Mike Willoughby, PFSweb Chief Executive Officer, stated: “We are pleased to report Q3 2021 results and become current with our quarterly financial filings. The third quarter provides additional insight into the tremendous value we were able to generate through the LiveArea transaction. As we previously noted, 2021 was a strong year for the business, and the Q3 results help illustrate how we got there. We have continued to see positive momentum in our PFS business this year as we strive to maximize value for all shareholders and execute on our plans to leverage the substantial eCommerce fulfillment tailwinds in our industry and transition to a more fulfillment-oriented Company in 2022.”

Q3 2021 Highlights

Results and comparisons reflect the classification of LiveArea as a discontinued operation.

•Total service fee revenue increased to $44.3 million compared to $42.4 million during the same period in 2020.
•PFS Operations SFE revenue increased to $42.0 million compared to $39.5 million during the same period in 2020.
•Service fee gross margin, excluding certain LiveArea-related activity, was 23.6% compared to 24.6%.
•Net loss from continuing operations was $6.8 million or $0.32 per share, compared to net loss of $3.6 million or $0.18 per share.
•Consolidated Adjusted EBITDA from continuing operations (a non-GAAP measure defined and reconciled below) was $(1.3) million compared to ($0.1) million.
•PFS Operations Adjusted EBITDA from continuing operations (a non-GAAP measure defined and reconciled below) was $3.8 million compared to $5.0 million.

Additional Full Year 2021 Business and Operational Guidance

Results and comparisons reflect the classification of LiveArea as a discontinued operation.

•PFS SFE revenue for the nine months ended September 30, 2021 increased to $124.6 million compared to $115.1 million in the same period of 2020.
•2021 PFS SFE revenue is expected to increase 6% to approximately $187 million.
•The Company anticipates a two-year PFS SFE revenue compounded annual growth rate of approximately 15% as compared to 2019.
•Estimated 2021 PFS pro forma standalone AEBITDA percentage of service fee revenue is expected to be within prior guidance of 8-10%.

At the end of 2021, with the benefit from the net proceeds generated from the LiveArea sale combined with the business’s standalone operational cash balance, the Company had approximately $152 million of total cash and less than $1 million of debt. This December 2021 year-end cash balance reflects that the Company incurred approximately $15 million in cash-based transaction related costs during 2021 and used proceeds of approximately $35 million to make estimated income tax payments related to the LiveArea Transaction, of which approximately $30 million was paid during the quarter ended December 31, 2021.

Zach Thomann, PFSweb Chief Operating Officer, commented: “We delivered solid performance in the third quarter and, as we stated with our Q2 2021 results, had a very strong 2021. I continue to be excited about the outlook for our PFS business and remain focused on building on our significant momentum. Just over two months into 2022, we are successfully executing on our ongoing roll-out of a multi-node fulfillment strategy and remain highly focused on expanding our footprint and driving accelerated growth this year.”

Given the business update call that took place on February 7, 2022, the Company will not hold a conference call to discuss its financial results for the third quarter of 2021.

2022 Outlook

The Company’s outlook for 2022 remains unchanged from that reported with Q2 2021 results on February 7, 2022. The Company is targeting 2022 PFS annual SFE revenue growth to continue to be in the range of 5% to 10%. Through a combination of expected continued overall organic growth from existing clients, strong bookings and a robust sales pipeline, the Company is optimistic that it can achieve SFE revenue growth at the upper end of this targeted range. The Company is also targeting 2022 Estimated PFS pro forma standalone AEBITDA percentage of service fee revenue to be within the range of 8 to 10%.

Strategic Alternatives Process and Near-Term Capital Allocation and Restructuring Priorities

PFSweb continues to work with its financial advisor, Raymond James, on a review of a full range of strategic alternatives for its PFS business. The Company is also nearing the conclusion of its work with G2 Capital Advisors to continue to optimize its business structure following the LiveArea divestiture.

Monica Luechtefeld, Chair of PFSweb’s Board of Directors, stated: “The Board continues to work with our outside advisors as we evaluate the best pathway to maximize value for shareholders. Complying with our financial reporting obligations with the SEC is an important step in this process, and the filing of our delayed Form 10-Q for the third quarter of 2021 shows demonstrable progress toward our goal to expeditiously re-establish our normal and compliant filing cadence. As we stated when reporting Q2 2021 results, we believe that the PFS business’s strong performance throughout 2021 makes it a very attractive asset. We anticipate that we will have numerous compelling options available to us as we assess the best ways to create additional value and return our significant amount of capital to our shareholders.”

PFSweb does not have a specific timeline for the completion of its strategic review process, and it does not intend to comment further regarding the review process unless or until a specific transaction is approved by its Board of Directors, the review process is concluded, or it has otherwise determined that further disclosure is appropriate or required by law.

Update on NASDAQ Compliance Process

As previously communicated, the Company received a delisting determination issued by the Nasdaq Stock Market on February 8, 2022 as a result of the delayed filing of the Company’s Form

10-Q for the period ended September 30, 2021 (the “3Q 2021”). With the filing of the 3Q 2021 today, the Company has regained compliance with Nasdaq’s listing rules, and it is our understanding from Nasdaq that the delisting process will no longer proceed and the scheduled Nasdaq hearing will be canceled.

However, as a result of the delayed filings with the Securities and Exchange Commission (“SEC”) of the Form 10-Q for the period ended June 30, 2021 and the 3Q 2021 (the “2021 Q Filings”), we expect that the filings with the SEC of our 2021 Annual Report on Form 10-K due on March 16, 2022 (the “2021 Form 10-K”) and our Form 10-Q for the period ending March 31, 2022, due on May 10, 2022 (the “1Q 2022”) will be delayed for the same reasons that caused the delays of the 2021 Q filings.

The Company is working diligently to complete its 2021 Form 10-K and is currently targeting to file the 2021 Form 10-K with the SEC in late April or early May 2022, and the 1Q 2022 by mid-June 2022, after which the Company anticipates maintaining compliance with its SEC reporting obligations and Nasdaq listing requirements. Following the delay of the 2021 Form 10-K, we expect to receive a notice from Nasdaq requesting the Company to submit a plan to regain compliance. The Company expects to timely submit such compliance plan to Nasdaq. If Nasdaq accepts the Company's plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for the filing of the Form 10-K to regain compliance.

Forward-Looking Information

This press release contains forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “potential,” “project,” “seek,” “strive,” “predict,” “continue,” “target,” “estimate”, and other similar expressions. These forward-looking statements involve risks and uncertainties and may include assumptions as to how we may perform in the future, including the risk that NASDAQ may delist our common stock since we have not met NASDAQ's continued listing standards which could have a material adverse effect on our Company and the price of our common stock and the impact of the COVID-19 pandemic on our business, results of operations and global economic conditions. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee these expectations will actually be achieved. The Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2020, and any subsequent amendments thereto and our quarterly reports on Form 10-Q identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the periodic reports of the Company and the Risk Factors described therein.

The Company undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Financial Statement Presentation Matters

The LiveArea segment has been presented as a discontinued operation for all periods presented in this news release.

The condensed consolidated financial statements in this news release have been revised to correct for an immaterial error related to deferred income taxes that were incorrectly recorded in prior periods.

Non-GAAP Financial Measures
This news release contains certain non-GAAP measures, including non-GAAP net income (loss) from continuing operations, earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations and service fee equivalent revenue.

Non-GAAP net income (loss) from continuing operations represents net income (loss) from continuing operations calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, acquisition-related, restructuring and other costs (including certain client related bankruptcy costs).

EBITDA from continuing operations represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA from continuing operations further eliminates the effect of stock-based compensation, as well as restructuring, and other costs (including certain client related bankruptcy costs).

Non-GAAP net income (loss) from continuing operations, EBITDA from continuing operations, adjusted EBITDA from continuing operations and service fee equivalent revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, restructuring and other costs (including certain client related bankruptcy costs), and EBITDA from continuing operations and adjusted EBITDA from continuing operations further eliminate the effect of financing, remaining income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service fee equivalent revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.

The Company has presented non-GAAP financial measures for the PFS Operations business including total Direct contribution, EBITDA, adjusted EBITDA and service fee equivalent revenue which include adjustments for certain LiveArea related revenue activity and unallocated corporate costs. Such measures are reconciled below.

The Company believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

About PFS
PFS, the business unit of PFSweb, Inc. (NASDAQ: PFSW) is a premier eCommerce order fulfillment provider. We facilitate each operational step of an eCommerce order in support of DTC and B2B retail brands and specialize in health & beauty, fashion & apparel, jewelry, and consumer packaged goods. Our scalable solutions support customized pick/pack/ship services that deliver on brand ethos with each order. A proven order management platform, as well as high-touch customer care, reinforce our operation. With 20+ years as an industry leader, PFS is the BPO of choice for brand-centric companies and household brand names, such as L’Oréal USA, Champion, Pandora, Shiseido Americas, Kendra Scott, the United States Mint, and many more. The company is headquartered in Allen, TX with additional locations around the globe. For more information, visit www.pfscommerce.com or ir.pfsweb.com for investor information.

For Media:
Longacre Square Partners
Dan Zacchei/Joe Germani/Ashley Areopagita
PFSweb@longacresquare.com

For Investors:
Cody Slach or Jackie Keshner
Gateway Group, Inc.
1-949-574-3860
PFSW@gatewayir.com

PFSWEB, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	(Unaudited) September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$193,999	$10,359
Restricted cash	214	214
Accounts receivable, net of allowance for doubtful accounts of $862 and $611 at September 30, 2021 and December 31, 2020, respectively	53,139	69,594
Inventories, net of reserves of $107 and $96 at September 30, 2021 and December 31, 2020, respectively	3,210	3,644
Other receivables	4,164	3,314
Prepaid expenses and other current assets	5,483	7,524
Current assets of discontinued operations	—	13,920
Total current assets	260,209	108,569
Property and equipment:
Cost	98,151	97,343
Less: accumulated depreciation	(79,785)	(79,826)
	18,366	17,517
Operating lease right-of-use assets, net	38,265	34,350
Goodwill	22,195	22,358
Other assets	3,582	385
Long-term assets of discontinued operations	—	31,717
Total assets	$342,617	$214,896
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$26,595	$34,613
Accrued expenses	23,256	25,381
Income taxes payable	31,528	861
Current portion of operating lease liabilities	10,337	9,399
Current portion of long-term debt and finance lease obligations	310	3,411
Deferred revenues	2,211	4,595
Current liabilities of discontinued operations	—	6,285
Total current liabilities	94,237	84,545
Long-term debt and finance lease obligations, less current portion	98	39,069
Deferred revenue, less current portion	1,330	1,341
Operating lease liabilities, less current portion	32,452	30,012
Other liabilities	6,131	5,286
Long-term liabilities of discontinued operations	—	545
Total liabilities	134,248	160,798

Commitments and Contingencies

Shareholders' equity:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value; 35,000,000 shares authorized; 21,244,350 and 20,408,558 issued and 21,210,883 and 20,375,091 outstanding at September 30, 2021 and December 31, 2020, respectively	21	20
Additional paid-in capital	175,675	168,244
Retained earnings (accumulated deficit)	33,797	(113,712)
Accumulated other comprehensive loss	(999)	(329)
Treasury stock at cost, 33,467 shares	(125)	(125)
Total shareholders’ equity	208,369	54,098
Total liabilities and shareholders’ equity	$342,617	$214,896

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Service fee revenue	$44,275	$42,383	$132,804	$123,961
Product revenue, net	4,096	4,229	12,896	17,677
Pass-through revenue	12,970	12,661	37,444	42,053
Total revenues	61,341	59,273	183,144	183,691
Costs of Revenues:
Cost of service fee revenue	33,383	31,524	98,776	88,357
Cost of product revenue	3,895	4,019	12,265	16,732
Cost of pass-through revenue	12,970	12,661	37,444	42,053
Total costs of revenues	50,248	48,204	148,485	147,142
Gross profit	11,093	11,069	34,659	36,549
Selling, general and administrative expenses	16,161	14,083	44,768	39,159
Loss from operations	(5,068)	(3,014)	(10,109)	(2,610)
Interest expense, net	165	365	873	1,154
Loss on extinguishment of debt	426	—	426	—
Loss from continuing operations before income taxes	(5,659)	(3,379)	(11,408)	(3,764)
Income tax expense, net	1,152	217	1,276	821
Net loss from continuing operations	(6,811)	(3,596)	(12,684)	(4,585)

Income from discontinued operations before income taxes	197,920	1,152	196,508	1,385
Income tax expense, net	33,758	241	36,315	436
Net income from discontinued operations	164,162	911	160,193	949

Net income (loss)	$157,351	$(2,685)	$147,509	$(3,636)

Basic earnings (loss) per share:
Net loss from continuing operations per share	$(0.32)	$(0.18)	$(0.60)	$(0.23)
Net income from discontinued operations per share	7.71	0.05	7.57	0.05
Basic earnings (loss) per share	$7.39	$(0.13)	$6.97	$(0.18)
Diluted earnings (loss) per share:
Net loss from continuing operations per share	$(0.32)	$(0.18)	$(0.60)	$(0.23)
Net income from discontinued operations per share	7.71	0.05	7.57	0.05
Diluted earnings (loss) per share	$7.39	$(0.13)	$6.97	$(0.18)
Weighted average number of shares outstanding:
Basic	21,282	20,211	21,164	19,899
Diluted	21,282	20,211	21,164	19,899
Comprehensive income (loss):
Net income (loss)	$157,351	$(2,685)	$147,509	$(3,636)
Foreign currency translation adjustment	(34)	944	(343)	(77)
Reclassifications of foreign currency translation adjustments realized upon disposal of business	(327)	—	(327)	—
Total comprehensive income (loss)	$156,990	$(1,741)	$146,839	$(3,713)

EBITDA from continuing operations	$(3,173)	$(1,234)	$(4,357)	$2,882
Adjusted EBITDA from continuing operations	$(1,307)	$(70)	$(2,039)	$5,319

PFSWEB, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Certain Non-GAAP Items to GAAP
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss from continuing operations	$(6,811)	$(3,596)	$(12,684)	$(4,585)
Income tax expense, net	1,152	217	1,276	821
Loss on extinguishment of debt	426	—	426	—
Interest expense, net	165	365	873	1,154
Depreciation and amortization	1,895	1,780	5,752	5,492
EBITDA from continuing operations	(3,173)	(1,234)	(4,357)	2,882
Gross margin on LiveArea activity (1)	(1,023)	(1,179)	(3,615)	(3,817)
Stock-based compensation	1,405	2,318	3,803	5,617
Restructuring and other costs	1,484	25	2,130	637
Adjusted EBITDA from continuing operations	$(1,307)	$(70)	$(2,039)	$5,319

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss from continuing operations	$(6,811)	$(3,596)	$(12,684)	$(4,585)
Stock-based compensation	1,405	2,318	3,803	5,617
Restructuring and other costs	1,484	25	2,130	637
Non-GAAP net income (loss) from continuing operations	$(3,922)	$(1,253)	$(6,751)	$1,669

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total revenues from continuing operations	$61,341	$59,273	$183,144	$183,691
Pass-through revenue	(12,970)	(12,661)	(37,444)	(42,053)
Cost of product revenue	(3,895)	(4,019)	(12,265)	(16,732)
Service fee revenue related to LiveArea activity (1)	(2,441)	(3,045)	(8,813)	(9,777)
Service fee equivalent revenues from continuing operations	$42,035	$39,548	$124,622	$115,129

(1) In completing the discontinued operations presentation, certain LiveArea revenues, costs of revenues and gross margin related to client contracts that were not fully transferred to contracts directly operating under the LiveArea operating entities as of the August 2021 transaction date were maintained by PFSweb as part of the continuing operations presentation. As of the LiveArea transaction date, future activities of certain contracts where we have subcontracted services to LiveArea are expected to be recorded as pass-through revenue and pass-through costs, for as long as such contracts continue to be maintained directly through PFSweb.

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP OPERATING INFORMATION
(In Thousands)

The following tables represents the financial information for PFS Operations for the three and nine months ended September 30, 2021 and 2020 excluding certain unallocated corporate costs and certain non-continuing revenues and expenses.

	Three Months Ended September 30,		Nine Months Ended September 30,
PFS Operations (Non-GAAP)	2021	2020	2021	2020
Revenues:
Service fee revenue	$44,275	$42,383	$132,804	$123,961
Product revenue, net	4,096	4,229	12,896	17,677
Pass-through revenue	12,970	12,661	37,444	42,053
Service fee revenue related to LiveArea activity (1)	(2,441)	(3,045)	(8,813)	(9,777)
Total revenues	58,900	56,228	174,331	173,914
Costs of Revenues:
Cost of service fee revenue	33,383	31,524	98,776	88,357
Cost of product revenue	3,895	4,019	12,265	16,732
Cost of pass-through revenue	12,970	12,661	37,444	42,053
Cost of service fee revenue related to LiveArea activity (1)	(1,418)	(1,867)	(5,198)	(5,960)
Total costs of revenues	48,830	46,337	143,287	141,182
Gross profit	10,070	9,891	31,044	32,732
Direct operating expenses (2)	8,535	7,353	24,844	22,702
Direct contribution	1,535	2,538	6,200	10,030
Depreciation and amortization (3)	1,709	1,616	5,316	4,811
Stock-based compensation (4)	438	817	1,192	1,757
Restructuring and other costs (5)	81	25	727	762
Adjusted EBITDA	$3,763	$4,996	$13,435	$17,360

Total Revenues	$58,900	$56,228	$174,331	$173,914
Pass-through revenue	(12,970)	(12,661)	(37,444)	(42,053)
Cost of product revenue	(3,895)	(4,019)	(12,265)	(16,732)
Service fee equivalent revenue	$42,035	$39,548	$124,622	$115,129

(1) In completing the discontinued operations presentation, certain LiveArea revenues, costs of revenues and gross profit related to client contracts that were not fully transferred to contracts directly operating under the LiveArea operating entities as of the August 2021 transaction date were maintained by PFSweb as part of the continuing operations presentation. As of the LiveArea transaction date, future activities of certain contracts where we have subcontracted services to LiveArea are expected to be recorded as pass-through revenue and pass-through costs, for as long as such contracts continue to be maintained directly through PFSweb.

(2) Direct operating expenses for PFS Operations exclude unallocated corporate costs included in consolidated selling, general and administrative expense of $7.6 million and $6.7 million for the three months ended September 30, 2021 and 2020, respectively and $19.9 million and $16.5 million for the nine months ended September 30, 2021 and 2020, respectively.
(3) Depreciation and amortization for PFS Operations exclude depreciation and amortization applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of $0.2 million and $0.2 million for the three months ended September 30, 2021 and 2020, respectively and $0.4 million and $0.7 million for the nine months ended September 30, 2021 and 2020, respectively.
(4) Stock based compensation for PFS Operations exclude stock-based compensation applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of $1.0 million and $1.5 million for the three months ended September 30, 2021 and 2020, respectively and $2.6 million and $3.9 million for the nine months ended September 30, 2021 and 2020, respectively.
(5) Restructuring and other costs for PFS Operations exclude restructuring and other costs (benefits) applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of $(0.1) million for the nine months ended September 30, 2020.